AMENDED AND RESTATED FORBEARANCE AGREEMENT

THIS AMENDED AND RESTATED FORBEARANCE AGREEMENT, dated as of March 25, 2008, entered in by and between Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division ("Wells Fargo"), having a place of business located at 119 West 40th Street, New York, New York 10018, and Interpharm, Inc. ("Borrower"), having a principal place of business located at 75 Adams Avenue, Hauppauge, NY 11725, amends and restates that certain Forbearance Agreement dated as of February 5, 2008.

WHEREAS, Borrower and Wells Fargo entered into that certain Credit and Security Agreement dated February 9, 2006, whereby Wells Fargo agreed to make secured loans and advances to or for the benefit of Borrower, together with all amendments and modifications thereto, including but not limited to the Initial Forbearance Agreement, the Interim Forbearance Agreement, and the Forbearance Agreement, each as defined below (collectively, the "Security Agreement")[1]; and

WHEREAS, the Security Agreement provides for advances to be made separately as (i) Revolving Advances, as evidenced by the Revolving Note and the $7MM Termed (Revolver) Note, (ii) an M&E Advance, as evidenced by the M&E Note, (iii) Cap Ex Advances, as evidenced by the Cap Ex Note, (iv) a Real Estate Advance, as evidenced by the Real Estate Note, and (v) Real Estate Line of Credit Advances, as evidenced by the Real Estate Line of Credit Note.

WHEREAS, to secure the payment and performance of the Obligations (as hereinafter defined) when due, Borrower granted to Wells Fargo a first priority security interest

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[1] Capitalized terms used herein have the meanings given to them in the Security Agreement unless otherwise specified.

in and to all of Borrower's assets, including, but not limited to, all of Borrower's then existing and thereafter acquired inventory, equipment, accounts, chattel paper, instruments (including but not limited to all promissory notes), goods, letter-of-credit rights, letters of credit, documents, deposit accounts, investment property, supporting obligations, money, other rights to payment and performance, and general intangibles (including but not limited to all software and all payment intangibles and specifically including all Abbreviated New Drug Applications ("ANDAs") filed with the United States Federal Drug Administration Center for Drug Evaluation and Research, Office of Generic Drugs (the "FDA") and all ANDAs owned by the Borrower), all fixtures and all products and proceeds (including but not limited to, all insurance payments) of or relating to the foregoing property; and

WHEREAS, to further secure the payment and performance of the Borrower's obligations under the Real Estate Note, the Borrower granted to Wells Fargo a security interest in the Real Estate, as evidenced by that certain Demand Mortgage and Security Interest dated as of February 9, 2006, that certain Mortgage Modification, Consolidation and Extension Agreement dated as of February 9, 2006, and documents executed therewith, recorded with the clerk of the County of Suffolk on February 22, 2006 at Liber 21239 Page 931 (the "Mortgage"); and

WHEREAS, to further secure the payment and performance of the Borrower's obligations under the Real Estate Line of Credit Note, the Borrower granted to Wells Fargo a security interest in the Real Estate, as evidenced by that certain Revolving Line of Credit Mortgage dated as of February 1, 2008, and documents executed therewith, (the "Second Mortgage" and, together with the Mortgage, the "Mortgages"); and

WHEREAS, to further secure the payment and performance of the Borrower's obligations under the $7MM Termed (Revolver) Note, the Borrower granted to Wells Fargo a

security interest in the Real Estate, as evidenced by that certain Mortgage Agreement dated as of February 5, 2008, and documents executed therewith, (the "Collateral Mortgage" and, together with the Mortgage and the Second Mortgage, the "Mortgages"); and

WHEREAS, pursuant to that certain Guaranty by Corporation dated February 9, 2006, Interpharm Holdings, Inc. (the "Guarantor") guaranteed to Wells Fargo all of the obligations then owing or thereafter owing by Borrower to Wells Fargo under the Credit Agreement and otherwise (the "Guaranty"); and

WHEREAS, pursuant to the Security Agreement, Wells Fargo agreed to provide Borrower with certain financing; and

WHEREAS, certain defaults occurred under the Security Agreement; and

WHEREAS, Borrower and Wells Fargo entered into that certain Forbearance Agreement dated October 26, 2007 (the "Initial Forbearance Agreement"), whereby Wells Fargo agreed to forbear in commencing an action against the Borrower until December 31, 2007 pursuant to the terms and conditions contained therein; and

WHEREAS, certain defaults existed under the Security Agreement and the Initial Forbearance Agreement; and

WHEREAS, Borrower requested that Wells Fargo forbear in commencing any action against the Borrower under or pursuant to the Security Agreement and allow the Borrower a reasonable amount of time to effect a sale of its company or assets or refinance a part or all of its assets; and

WHEREAS, the Borrower had certain immediate cash needs on February 1, 2008, and, in order to avoid irreparable injury to its business, Borrower requested certain specific immediate advances from Wells Fargo, which Wells Fargo was only willing to make upon the

terms and conditions contained in that written agreement dated as of February 1, 2008, which provided, in part, for the requested advances, the grant of the Revolving Line of Credit Mortgage to secure such advances, and Wells Fargo's agreement to forbear in commencing any action against the Borrower (the "Interim Forbearance Agreement"); and

WHEREAS, Borrower and Wells Fargo entered into that certain Forbearance Agreement dated February 5, 2008 (the "Forbearance Agreement"), whereby Wells Fargo agreed to forbear in commencing an action against the Borrower until June 30, 2008 pursuant to the terms and conditions contained therein; and

WHEREAS, as per that certain engagement letter by and between the Borrower and Getzler Henrich & Associates LLC, on or about March 17, 2008, Getzler Henrich & Associates LLC was retained as Borrower's Chief Restructuring Officer ("CRO") in place of NachmanHaysBrownstein Inc.; and

WHEREAS, as a result of the Inventory Valuation, dated March 5, 2008, prepared by Hilco Appraisal Services, LLC in the ordinary course of the existing financing, Wells Fargo deems it necessary to adjust the inventory advance rates under the existing financing arrangement; and

WHEREAS, the Borrower has cash needs in excess of the amounts presently available under the existing financing arrangement; and

WHEREAS, as of the close of business on March 24, 2008, the Borrower was obligated to Wells Fargo under the Security Agreement in the principal amount of $30,928,858.02, plus interest from March 1, 2008, together with all other Obligations that may be owing by Borrower to Wells Fargo including, but not limited to its costs (legal fees, and any fees, costs, expenses, disbursements), fees, expenses and disbursements, and any and all

additional advances that may be made by Wells Fargo to the Borrower whether to protect the Collateral (as that term is defined in the Security Agreement), in connection with the liquidation of Borrower's assets or otherwise (collectively, the "Obligations"); and

WHEREAS, Borrower remains obligated to Wells Fargo for the monies owed under the Security Agreement and otherwise; and

WHEREAS, the Borrower and Wells Fargo have agreed to the terms of Wells Fargo's continued forbearance through June 30, 2008, pursuant to the terms and conditions provided for herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. All of the above recitals are hereby incorporated by reference and made part of this Agreement.

2. Borrower hereby acknowledges that it is indebted to Wells Fargo under the Security Agreement in the amount of the Obligations.

3. Borrower hereby acknowledges that the Borrower has defaulted under the Security Agreement, and that Wells Fargo may currently exercise its remedies pursuant to the Security Agreement and applicable law to recognize upon the Collateral or to otherwise proceed against the Borrower.

4. The Borrower hereto acknowledges and represents that:

   (a) Borrower is in default under the Security Agreement and Wells Fargo has the right, subject to the provisions contained herein, at any time, to demand the amounts due and payable in full pursuant to Section 7.2 of the Security Agreement;.

(b) The execution and delivery of this Agreement by Borrower and the compliance with the terms hereof do not violate any provision of the corporate documents of Borrower and do not violate any provision of any existing law or regulation or any writ or decree of any court or governmental instrumentality or any agreement or instrument to which Borrower is a party or which is binding upon Borrower or its assets and will not result in the creation or imposition of any lien, security interest, charge or encumbrance of any nature whatsoever. No consent of any other party and no consent, license, approval or authorization or registration or declaration with, any governmental bureau or agency is required in connection with the execution, delivery, performance, validity and enforceability of this Agreement.

(c) Except a set forth on "Schedule 4(c)" of this Agreement there is no action, suit, proceeding or investigation pending or threatened (or any basis therefor) against Borrower which, if adversely determined, would in any case or in the aggregate, materially and adversely affect any of Borrower's properties, assets, financial condition or businesses or materially impair any of Borrower's right to carry on business substantially as now conducted or proposed to be conducted.

(d) This Forbearance Agreement is intended to supplement the Security Agreement and the rights and obligations of the parties under the Security Agreement and other loan documents shall not in any way be vacated, modified or terminated except as herein provided. All terms and conditions contained in each and every agreement or promissory note or other evidence of indebtedness of Borrower to Wells Fargo are incorporated herein by reference.

(e) The Borrower agrees that Wells Fargo has a first priority perfected security interest in the Collateral and in the Real Estate (as each term is defined in the Security Agreement). Guarantor, by its execution hereof, consents to the terms hereof and acknowledges and affirms that the Guaranty remains in full force and effect without defense, setoff or counterclaim. The Borrower hereby acknowledges and agrees that (A) throughout its relationship with Wells Fargo in connection with the transactions described in the Security Agreement, Wells Fargo and all of its officers, directors, shareholders, employees and agents have acted in good faith in complying with the terms of the Security Agreement, and (B) there does not exist as of the date hereof any defense, claim, claim of offset, cause of action or any other claim of liability (hereinafter referred to collectively as "Claims") in favor of any party against Wells Fargo or any of its officers, directors, shareholders, employees, or agents, and in consideration of the agreement by Wells Fargo to enter into this Agreement, the Borrower and Guarantors, hereby waive, release and discharge any Claims and causes of action, if any, of any kind whatsoever, whether at law or in equity, arising on or prior to the date hereof, which each may have against Wells Fargo. Borrower and Guarantors each also agree that all waivers, releases and agreements made herein are made in consideration of, and in order to induce Wells Fargo to temporarily forbear in the exercise or further exercise of its rights and remedies under the Security Agreement and to induce Wells Fargo to enter into this Agreement.

(f) As of the date hereof, this Agreement has been duly authorized, executed and delivered by Borrower.

(g) This Agreement does not contravene any law, rule or regulation applicable to Borrower or any of the terms of any indenture, agreement or undertaking to which Borrower is a party.

(h) Borrower shall not (i) apply for or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of all or a substantial part of their property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (now or hereafter in effect), (iv) file a petition or application seeking to take advantage of any law providing for the relief of debtors, (v) be subject to any petition filed against it commencing any involuntary case under such bankruptcy laws unless it obtains an order from the bankruptcy court authorizing Wells Fargo to continue to provide financing under this Agreement and the Security Agreement, or (vi) take any action for the purpose of effecting the foregoing.

(i) In the event of the filing of any voluntary or involuntary petition in bankruptcy by or against Borrower: (i) Borrower shall not assert or request any other party to assert that the automatic stay provided by section 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit Wells Fargo from enforcing any rights it has by virtue of the Security Agreement or this Agreement or at law or in equity, or any other rights Wells Fargo has whether now or hereafter acquired, against Borrower or its successors or assigns or against the Collateral; and (ii) Borrower shall not seek any financing pursuant to section 364(d) of the Bankruptcy Code, which grants a lender any security interest senior to the interests of Wells Fargo.

(j) In the event of any voluntary or involuntary bankruptcy filing, Wells Fargo shall be entitled, and Borrower irrevocably consents, to an order granting relief from all stays, including the automatic stay imposed by Section 362 of the Bankruptcy Code, so as to permit Wells Fargo to foreclose upon its Collateral and to exercise any and all rights and remedies of Wells Fargo under the Security Agreement or this Agreement, or at law.

(k) The Borrower agrees that in the event of any involuntary bankruptcy filing, the Borrower must immediately obtain an order of the Bankruptcy Court authorizing the Borrower to continue to borrow from Wells Fargo on a secured basis in accordance with the Security Agreement pending the dismissal of the involuntary petition or entry of an order for relief in form and substance acceptable to Wells Fargo.

(l) The Borrower hereby represents and warrants that all financial statements, affidavits of financial condition and other financial information delivered or provided by Borrower to Wells Fargo are true, correct and accurate.

(m) The Borrower hereby represents and warrants that all warranties and representations made to Wells Fargo as of the date hereof are true, correct and accurate.

5. The Borrower hereby confirms the security interests and liens granted by the Borrower to Wells Fargo in and to the Collateral and Real Estate in accordance with the Security Agreement, Mortgages and other loan documents as security for its Obligations to Wells Fargo. The Guarantor hereby confirms the security interests and liens granted by the Guarantor to Wells Fargo in and to the Guarantor's assets as security for the Borrower's and Guarantor's obligations to Wells Fargo.

6. Wells Fargo agrees to forbear from exercising its rights, including, but not limited to those rights pursuant to the Uniform Commercial Code against the Borrower under the Security Agreement until June 30, 2008 (the "Forbearance Period"), provided that during the Forbearance Period there is no default under this Agreement, or any new default under the Security Agreement.

7. Borrower has provided Wells Fargo with projections of the Borrower's cash receipts and disbursements, including line item projections for weekly cash requirements, projected sales, projected inventory positions, projected loan balances and the Availability (either as a positive or negative number) for all loans for the period through June 6, 2008 (the "Budget", attached hereto as Exhibit "A"). The Borrower shall deliver to Wells Fargo an updated budget on a rolling thirteen week rolling basis, no later than every Monday of each week by 5:00 p.m. (each a "Revised Budget"), which Revised Budget shall be subject to the approval of Wells Fargo, in its sole discretion. The Borrower warrants and represents that Revised Budget shall include all reasonable, necessary and foreseeable expenses to be incurred with the operation of Borrower's business for the period set forth in the Revised Budget and that the Revised Budget reflects Borrower's best good faith projections for all data contained therein.

8. The CRO shall have full authority to review the Budget and each Revised Budget with full oversight. The Borrower, through its CRO shall, in conjunction with other members of the Borrower's management team: (i) prepare and timely deliver each Revised Budget (subject to Wells Fargo's consent) under which the Borrower shall operate under this Forbearance Agreement; (ii) request advances from Wells Fargo to effect payments on the Borrower's behalf; (iii) administer the Budget and each Revised Budget; (iv) negotiate with all vendors and customers; and (v) solicit refinancing opportunities and offers to purchase all or any part of the

Borrower's business. The term "in conjunction with other members of the Borrower's management team" as used in this Forbearance Agreement is for information purposes only and shall not create any duty upon Wells Fargo to verify or confirm that the CRO has actually acted together with any other member of management. Borrower hereby agrees that the CRO shall be the sole designee appointed by the Borrower on its behalf to communicate with Wells Fargo and to relay information and instruction to it and that such communications, information and instructions shall be binding upon the Borrower. The CRO shall have such additional functions as may be set forth any retention agreement by and between Borrower and such CRO, copies of which shall be provided to Wells Fargo within one day of them being entered into between such CRO and the Borrower.

9. No later than 5:00 p.m. on each Monday hereafter, the Borrower shall provide Wells Fargo with (a) a compliance report in the same spreadsheet form as the Budget and each Revised Budget, certified in writing as true and accurate, that shows the comparison of all budget categories with the actual levels of expenditures and revenues generated for the preceding week (a "Budget Compliance Report"); (b) weekly inventory reports and (c) such other reports and financial information required by the Security Agreement in accordance with its terms.

10. Provided that no Event of Default has occurred under this Agreement or any new Event of Default under the Security Agreement, there shall be a moratorium of principal payments under the M&E Note, Cap Ex Note and the Real Estate Note.

11. Section 1.1 (Definitions) of the Security Agreement is hereby amended to delete the definitions of "Availability", "Borrowing Base", "Default Rate", "Floating Rate", and "Maximum Line Amount" and replace them with the following:

"'Availability' means the amount, if any, by which the Borrowing Base exceeds the sum of (a) the outstanding principal balance of the Revolving Note,

(b) the face amount of the $7MM Termed (Revolver) Note, and (c) and the outstanding principal balance of the Real Estate Line of Credit Note."

"Borrowing Base" means at any time the lesser of:

(a) The Maximum Line Amount less the outstanding principal balance of (a) the Real Estate Note; (b) the Cap Ex Note; and (c) the M&E Note; or

(b) Subject to change from time to time in the Lender's reasonable discretion, the sum of:

(i) The product of the Accounts Advance Rate times Eligible Accounts, plus

(ii) The lesser of (A) the product of the Inventory Advance Rate times Eligible Inventory, or (B) 85% (or such lesser rate as the Lender in its commercially reasonable discretion may deem appropriate from time to time) of the Net Orderly Liquidation Value of Eligible Inventory, or (C) 100% (or such lesser rate as the Lender in its reasonable discretion may deem appropriate from time to time) of the amount of availability from b(i) above, or (D) $7,000,000, less

(iii) The face amount of the Real Estate Line of Credit Mortgage ($2,999,999); less

(iv) The Borrowing Base Reserve, less

(v) Obligations that the Borrower owes to the Lender that have not yet been advanced on the Revolving Note, and the dollar amount that the Lender in its discretion believes is a reasonable determination of the Borrower's credit exposure with respect to Wells Fargo Affiliate Obligations and obligations owed to Wells Fargo Merchant Services, LLC.

"'Default Rate' means an annual interest rate in effect during a Default Period or following the Termination Date, which interest rate shall be equal to three percent (3%) over the applicable Floating Rate, as such rate may change from time to time."

"'Floating Rate' means an annual interest rate equal to the sum of the Prime Rate plus two and one half of one percent (2.5%), which interest rate shall change when and as the Prime Rate changes."

"'Maximum Line Amount' means $35,151,500.33."

12. Section 1.1 (Definitions) of the Security Agreement is hereby amended by deleting subparagraph (xvii) to the definition of "Eligible Accounts", and replacing it with new subparagraphs (xvii) and (xviii) as follows:

> "(xvii) Accounts owed by AmeriSource Bergen, McKesson, Cardinal Health, or any other wholesaler (except Watson Pharmaceutical), to the extent accrued after January 21, 2008;"

> "(xviii) Accounts owed by Watson Pharmaceutical, to the extent such accounts exceed $1,100,000;"

13. Section 1.1 (Definitions) of the Security Agreement is hereby amended by adding a new subparagraph (ix) to the definition of "Eligible Inventory" as follows:

> "(ix) Inventory comprised of work in process to the extent such exceeds the amount of $6,718,000 ("Eligible WIP"), which Eligible WIP shall be reduced by the amount of $200,000 per week commencing the week ending February 8, 2008 until such time as the Eligible WIP is reduced to the amount of $5,518,000."

14. Section 1.1 (Definitions) of the Security Agreement is hereby amended by adding a definition for "Inventory Advance Rate" as follows:

> "'Inventory Advance Rate' means up to forty-nine percent (49%), or such lesser rate as the Lender in its sole discretion may deem appropriate from time to time. Notwithstanding anything to the contrary stated herein, the Inventory Advance Rate shall be reduced by one percentage point (1%) per week commencing on March 31, 2008 and each Monday thereafter until such time that the Borrower has obtained (i) a commitment from a third party to refinance at least $30,000,000 of the Obligations and (ii) a proposal, accepted by the Borrower, from a third party to refinance the balance of the Obligations, each satisfactory to Wells Fargo in its sole discretion. In the event (a) the Borrower has not refinanced the Obligations in full by April 30, 2008 or (b) an event of default has occurred under this Agreement, Inventory Advance Rate shall mean up to thirty-nine percent (39%), or such lesser rate as the Lender in its reasonable discretion may deem appropriate from time to time."

15. Section 2.2(a) of the Security Agreement is hereby amended to delete it in its entirety and replace it with the following:

"(a) Type of Advances. Each Advance shall be funded as a Floating Rate Advance."

16. Section 2.4 of the Security Agreement is hereby amended by deleting subparagraph (d)(ii) in its entirety and replacing it with the following:

> "(ii) Repayment of Real Estate Line of Credit Advance. On the earlier of the occurrence of an event of default under this Agreement, or June 30, 2008, the entire unpaid principal balance of the Real Estate Line of Credit Note, and all unpaid interest accrued thereon, shall in any event be due and payable."

17. During the Forbearance Period, all Advances made under the Security Agreement shall be made as a Real Estate Line of Credit Advance or as a Revolving Advance, as determined by Wells Fargo in its sole discretion.

18. At the Borrower's request, Wells Fargo agreed to allow the Borrower to decrease the outstanding principal amount under the Revolving Note by $7,000,000. In order to meet the Borrower's request and to provide the Borrower with additional liquidity, Wells Fargo agreed to *term out* part of the obligations presently covered by the Revolving Note. This reduced the Revolving Note by the requested amount with the *termed out* obligations being evidenced by a new $7MM Termed (Revolver) Note, which such $7MM Termed (Revolver) Note shall remain secured by the Collateral as provided in Article III of the Credit Agreement and shall also be secured by the Real Estate. Interest on the $7MM Termed (Revolver) Note shall accrue at the Floating Rate. On the earlier of the Maturity Date, the Termination Date, or June 30, 2008, the entire unpaid principal balance of the $7MM Termed (Revolver) Note, and all unpaid interest accrued thereon, shall be due and payable.

19. To secure the obligations under the $7MM Termed (Revolver) Note, the Borrower executed and delivered to Wells Fargo that certain Mortgage Agreement in the original

principal amount of $7,000,000 (the "Collateral Mortgage"), granting to Wells Fargo a security interest in and to the Real Estate. Borrower caused to be issued to Wells Fargo an ALTA Title Insurance Policy with respect to the property mortgaged in this paragraph, naming Wells Fargo as the insured party.

20. Borrower hereby agrees to pay any and all mortgage taxes, recording fees, insurance premiums, and any and all costs, fees and expenses relating to the mortgages given to Wells Fargo herein.

21. Except as specifically provided for in this Paragraph 21, Wells Fargo shall not be obligated to apply payments received from or on behalf of the Borrower towards any particular loan, and specifically shall not be obligated to apply any amounts received towards reduction of indebtedness under the Real Estate Line of Credit Note. Any amounts received by Wells Fargo may be applied against any outstanding indebtedness of the Borrower in Wells Fargo's sole discretion. Notwithstanding, in the event of any refinance, sale or sale-leaseback of the premises securing the Mortgages, the proceeds from any such refinancing, sale or sale-leaseback shall be applied as follows: (a) first to the satisfaction of the Real Estate Note; then (b) to the satisfaction of the Real Estate Line of Credit Note; then (c) to the satisfaction, in part or in full, of the M&E Note. Upon the satisfaction in full of the Real Estate Note, Real Estate Line of Credit Note and the M&E Note, Wells Fargo agrees to release or assign (without recourse and subject to an indemnity in favor of Wells Fargo for any claim arising out of or in connection with such assignment) the Mortgages and the Collateral Mortgage.

22. Borrower hereby waives any and all defenses, claims, setoffs and discharges of the Borrower or any other obligor pertaining to the Obligations of the Borrower to Wells Fargo except the defense of discharge by payment in full. The Borrower expressly waives notice of the

sale, lease or other disposition of the Borrower's or other obligor's collateral and any right of redemption that the Borrower may have.

23. Wells Fargo shall be entitled to perform periodic inspections of the Borrower's accounts, inventory, equipment and all other assets securing the Obligations and the Borrower agrees to fully cooperate with Wells Fargo in the performance of said inspections.

24. Upon execution and delivery of this Amended and Restated Forbearance Agreement, the Borrower shall be obligated to Wells Fargo, in addition to all other fees previously paid to Wells Fargo, in the amount of $250,000, such amount to then be immediately due and owing but payable on the Termination Date.

25. In the event Borrower shall complete a sale of its stock or assets or any part thereof in an amount sufficient to pay the outstanding balance of the Obligations owing to Wells Fargo, the Borrower acknowledges that such sale would be a direct result of Wells Fargo's efforts and willingness to forbear from exercising its remedies against the Collateral, and agrees and acknowledges that Wells Fargo is entitled to a fee of $500,000 (the "Success Fee"), due and payable from the proceeds of such sale. Wells Fargo agrees to reduce the Success Fee as follows: In the event the Borrower pays the outstanding balance of the Obligations owing to Wells Fargo on or before February 28, 2008, the Success Fee shall be reduced to $250,000; in the event the Borrower pays the entire indebtedness due to Wells Fargo on or before March 31, 2008, the Success Fee shall be reduced to $350,000; in the event the Borrower pays the outstanding balance of the Obligations owing to Wells Fargo on or before April 30, 2008, the Success Fee shall be reduced to $450,000. It is specifically agreed that the Success Fee shall not be earned in the event of a refinancing unless such refinancing is related to a sale of substantially all of the Borrower's stock or assets.

26. At the time Borrower requests that Wells Fargo release any of its liens (whether in connection of a payoff of the Obligations or otherwise), and as inducement to Wells Fargo for it to do so, Borrower agrees (and shall be obligated) to waive, release and discharge any and all claims or causes of action, if any, of every kind and nature whatsoever, whether at law or in equity, arising at or prior to the date thereof, which it may have against Wells Fargo and/or any of its officers, employees, agents and/or representatives.

27. An Event of Default under this Agreement shall mean any of the following:

(a) The failure of the Borrower to observe, or timely comply with, or perform any covenant or term contained in this Agreement or the Security Agreement or any other agreement by and between Wells Fargo and the Borrower;

(b) The failure of the Borrower to pay Wells Fargo any sum when due under this Agreement or the Security Agreement;

(c) The occurrence of a material adverse change subsequent to the date of this Agreement with respect to the Borrower's finances or property, it being specifically understood and agreed that Wells Fargo may make such determination in its sole and absolute discretion;

(d) Any financial statements, affidavits of financial condition or other financial information delivered or provided by the Borrower or in connection with this Agreement or the Security Agreement or any other agreement by and between Wells Fargo and the Borrower is or shall be false or misleading in any material respect;

(e) Any warranty or representation made or deemed made by the Borrower in this Agreement or the Security Agreement or any other agreement by and between Wells Fargo and the Borrower is or shall be untrue in any material respect;

(f) The Borrower becomes a debtor in any bankruptcy proceeding;

(g) Wells Fargo, after good faith verification, discovers any act of dishonesty by any officer or director of the Borrower as determined by Wells Fargo in its sole discretion;

(h) The Borrower exceeds cash disbursement levels set forth in the Budget or any Revised Budget by greater than ten percent (10%) on a cumulative 13-week rolling basis, it being specifically understood that the transaction costs (i.e., mortgage recording taxes, professional fees, and the fee referenced in Paragraph 23 herein) associated with this Agreement shall be in excess of the Budget or any Revised Budget, if applicable;

(i) The Borrower fails to meet profit levels set forth in the Budget or any Revised Budget by greater than ten percent (10%) on a cumulative 13-week rolling basis, tested on a monthly basis against the financial statements provided in accordance with the Credit Agreement;

(j) The Borrower fails to meet sales levels set forth in the Budget or any Revised Budget by greater than ten percent (10%) on a cumulative 13-week rolling basis;

(k) The Borrower fails to meet cash receipt levels set forth in the Budget or any Revised Budget by greater than ten percent (10%) on a cumulative 13-week rolling basis;

(l) The Borrower fails to meet availability levels set forth in the Budget or any Revised Budget by greater than ten percent (10%) on a cumulative 13-week rolling basis;

(m) The Borrower has not received either (i) a letter of intent to purchase substantially all of the assets of the Borrower for an amount in excess of the outstanding

balance of the Obligations owing to Wells Fargo or (ii) a proposal letter(s) from a third party(ies) to refinance the outstanding balance of the Obligations owing to Wells Fargo executed by the Borrower and such third party(ies), on or before March 31, 2008;

(n) The Borrower has not received either (i) a commitment for the purchase of substantially all of the assets of the Borrower for an amount in excess of the outstanding balance of the Obligations owing to Wells Fargo or (ii) both (x) a commitment from a third party to refinance at least $30,000,000 of the Obligations and (y) a proposal, accepted by Borrower, from a third party to refinance the balance of the Obligations, each satisfactory to Wells Fargo in its sole discretion, on or before April 30, 2008;

(o) The Borrower has not either (i) closed on the sale of substantially all of the assets of the Borrower for an amount in excess of the outstanding balance of the Obligations owing to Wells Fargo or (ii) closed on the refinancing by a third party of the outstanding balance of the Obligations owing to Wells Fargo, on or before June 30, 2008;

(p) Any indebtedness remains outstanding from the Borrower to Wells Fargo on June 30, 2008.

28. By executing this Agreement, the Borrower and Guarantor hereby waive, release and discharge any and all claims or causes of action, if any, of every kind and nature whatsoever, whether at law or in equity, arising at or prior to the date hereof, which it or they may have against Wells Fargo and/or its officers and employees in connection with the Security Agreement, this Agreement and all documents executed in connection therewith. Borrower also agrees that all waivers, releases and agreements made herein are made in consideration of, and in order to induce Wells Fargo to temporarily forbear the exercise or further exercise of its rights

and remedies against the Borrower under the Security Agreement and to induce Wells Fargo to enter into this Agreement.

29. This Agreement shall be construed under and in accordance with the laws of the State of New York.

30. The Borrower hereby consents to the jurisdiction of the Supreme Court of the State of New York for a determination of any and all disputes connected with this Agreement and/or the Security Agreement, and documents executed in connection therewith and consents to service of process by overnight courier, such service to be deemed effected upon posting. This is without prejudice to Wells Fargo's right to bring an action in any other jurisdiction for a determination of any dispute connected with this Agreement and/or the Security Agreement or the documents executed in connection therewith.

31. This Agreement represents the entire agreement between Wells Fargo and the Borrower, all other agreements between Wells Fargo and the Borrower being merged with this Agreement. The Security Agreement, the Mortgages, the Notes, and all other documents executed in connection with the foregoing, shall remain in full force and effect and modified only as specifically provided for in this Agreement. The Borrower hereby acknowledges and agrees that Wells Fargo is agreeing to forbear in commencing any action against the Borrower only for Obligations owing to Wells Fargo under the Security Agreement pursuant to the terms and conditions contained in this Agreement.

32. The Borrower hereto shall execute all additional documents and do all acts not specifically referred to herein which are reasonably necessary to fully effectuate the intent of this Agreement.

33. The Borrower and Guarantor acknowledge and agrees that (i) Wells Fargo is not, by virtue of this Forbearance Agreement or otherwise, waiving any Default or Event of Default under the Loan Documents and (ii) Wells Fargo is not abandoning, waiving or releasing any claim, right or remedy Wells Fargo has under any of the Loan Documents. Borrower and Guarantors agree that no delay on the part of Wells Fargo in exercising any power or right under the Loan Agreement, hereunder or any other Loan Document shall operate as a waiver of any such power or right, nor act as a consent to any departure by Borrower or Guarantors from any of the terms or conditions hereof or thereof, preclude other or further exercise thereof, or the exercise of any other power or right. No waiver whatsoever shall be valid unless in writing signed by Wells Fargo and then only to the extent set forth therein.

34. No executory agreement and no course of dealing between the Borrower and Wells Fargo shall be effective to change or modify this Agreement in whole or in part; nor shall any change, modification or waiver of any rights or powers of Wells Fargo be valid or effective unless in writing or signed by an authorized officer of Wells Fargo. Notwithstanding anything to the contrary contained herein, Wells Fargo does not agree to change, modify, waive, or forbear in exercising any of its rights or powers with respect to any corporation, shareholder, guarantor or individual other than the Borrower.

35. The Borrower hereby represents and acknowledges that in connection with the negotiation of this Agreement it has been represented by its own counsel, who has reviewed this Agreement and advised it as to the legal significance and consequences of entering into this Agreement.

36. Each individual executing this Agreement on behalf of the Borrower and Wells Fargo hereby warrants and represents that he has the requisite corporate authority to execute this Agreement.

37. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which together shall constitute but a single document. An executed facsimile of this Agreement shall be deemed to be a valid and binding agreement between the parties hereto.

IN WITNESS WHEREOF, the undersigned hereby agree to the terms and conditions as set forth hereinabove.

WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division

By:______________________________
Richard Mahtani, Vice President

INTERPHARM, INC.

By: [signature]
~~Cameron Reid, Chief Executive Officer~~
PETER GIALLORENZO
CHIEF OPERATING OFFICER AND
CHIEF FINANCIAL OFFICER

CHERYL RIEPPEL
Notary Public - State of New York
NO. 01RI6160426
Qualified in Suffolk County
My Commission Expires 2/5/2011

Consented to, Agreed, and Acknowledged:

INTERPHARM HOLDINGS, INC.

By: [signature]
~~Cameron Reid, Chief Executive Officer~~
PETER GIALLORENZO
CHIEF OPERATING OFFICER AND
CHIEF FINANCIAL OFFICER

CHERYL RIEPPEL
Notary Public - State of New York
NO. 01RI6160426
Qualified in Suffolk County
My Commission Expires 2/5/2011

STATE OF NEW YORK)
) ss.:
COUNTY OF NEW YORK)

On the ___ day of March, in the year 2008, before me personally came Richard Mahtani, to me known, who, being by me duly sworn, did depose and say that he resides in New York, New York; that he is the Vice President of WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.

____
Notary Public

STATE OF NEW YORK)
) ss.:
COUNTY OF)

On the ___ day of March, in the year 2008, before me personally came Cameron Reid, to me known, who, being by me duly sworn, did depose and say that s\he resides in ____________________; that he is the Chief Executive Officer of INTERPHARM, INC. the corporation described in and which executed the above instrument; and that s\he signed her\his name thereto by authority of the board of directors of said corporation.

____
Notary Public

STATE OF NEW YORK)
) ss.:
COUNTY OF)

On the ___ day of March, in the year 2008, before me personally came Raj Sutaria to me known, who, being by me duly sworn, did depose and say that s\he resides in Melville, New York; that he is the Chief Executive Officer of INTERPHARM HOLDINGS, INC. the corporation described in and which executed the above instrument; and that s\he signed her\his name thereto by authority of the board of directors of said corporation.

____
Notary Public

36. Each individual executing this Agreement on behalf of the Borrower and Wells Fargo hereby warrants and represents that he has the requisite corporate authority to execute this Agreement.

37. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which together shall constitute but a single document. An executed facsimile of this Agreement shall be deemed to be a valid and binding agreement between the parties hereto.

IN WITNESS WHEREOF, the undersigned hereby agree to the terms and conditions as set forth hereinabove.

WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division

By: ______________________
Richard Mahtani, Vice President

INTERPHARM, INC.

By: ______________________
Cameron Reid, Chief Executive Officer

Consented to, Agreed, and Acknowledged:

INTERPHARM HOLDINGS, INC.

By: ______________________
Cameron Reid, Chief Executive Officer

STATE OF NEW YORK)
) ss.:
COUNTY OF NEW YORK)

On the 25 day of March, in the year 2008, before me personally came Richard Mahtani, to me known, who, being by me duly sworn, did depose and say that he resides in New York, New York; that he is the Vice President of WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.

____
Notary Public

ROBINA MCEWEN
Notary Public - State of New York
NO. 01MC6166374
Qualified in Kings County
My Commission Expires 2011

STATE OF NEW YORK)
) ss.:
COUNTY OF)

On the ___ day of March, in the year 2008, before me personally came Cameron Reid, to me known, who, being by me duly sworn, did depose and say that s\he resides in ____________________; that he is the Chief Executive Officer of INTERPHARM, INC. the corporation described in and which executed the above instrument; and that s\he signed her\his name thereto by authority of the board of directors of said corporation.

____
Notary Public

STATE OF NEW YORK)
) ss.:
COUNTY OF)

On the ___ day of March, in the year 2008, before me personally came Raj Sutaria to me known, who, being by me duly sworn, did depose and say that s\he resides in Melville, New York; that he is the Chief Executive Officer of INTERPHARM HOLDINGS, INC. the corporation described in and which executed the above instrument; and that s\he signed her\his name thereto by authority of the board of directors of said corporation.

____
Notary Public

SCHEDULE 4(c)
LITIGATIONS

Interpharm, Inc. v. Watson Laboratories, Inc., United States District Court, EDNY, Dkt No. 4600-cv-07 (Counterclaims)
Leiner Health Products v. Interpharm Holdings, Inc., Superior Court of California, Los Angeles, No. BC381396
Forest Laboratories v. Interpharm Holdings, Inc. and Interpharm, Inc., District Court of Delaware, No. 08-52
Ray Vuono v. Interpharm Holdings, Inc., New York Supreme Court, Suffolk County, Index No. 06-13985
Crane Partners v. Interpharm Holdings, Inc. and Interpharm, Inc., Superior Court of New Jersey, Law Division, Bergen County, BER-L-8474-07
Generic Pharmaceutical Services Inc.v. Interpharm Inc., New York Supreme Court, Suffolk County, Index No. 07-39101
Maria D. Amaya v. Interpharm, Inc., New York State Div. Of Human Rights, Case No. 10117146

Threatened Claims:
Possible claim by a female "MR" - January 18, 2008 letter threatening action for pain and suffering in connection with use of a prescribed Interpharm product.

Exhibit A
Budget